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                                                                     Exhibit 4-B
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                                    BY-LAWS

                                       of

                       COLUMBIA GULF TRANSMISSION COMPANY



                                ---------------


                                   ARTICLE I.

                 Section 1.  Seal.  The corporate seal of Columbia Gulf

Transmission Company (hereinafter called the Corporation) shall consist of a metallic stamp, circular in form, bearing in its center the words "Incorporated

1958 Delaware" and on the outer edges the words "Columbia Gulf Transmission

Company".

                                  ARTICLE II.

                 Section 1.  Principal Office.  The location of the

Corporation's principal office shall be in the City of Wilmington, County of

New Castle, State of Delaware.

                 Section 2.  Other Offices.  The Corporation may also have an office or offices at such other place and places, either within or without the

State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation require.

                 Section 3.  Books.  The books, documents and papers of the

Corporation, except as may be otherwise required by the laws of the





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State of Delaware, may be kept outside of the said State at such places as the

Board of Directors may from time to time appoint.



                                  ARTICLE III.

                                 CAPITAL STOCK

                 Section 1.  Certificates for Shares.  Each certificate for shares of the Corporation shall plainly state the number of shares which it represents, and shall be in such form as shall be approved by the Board of

Directors.  The certificates for shares shall be numbered in the order of their issue, shall be signed by the President or Vice-President and by the Treasurer

or an Assistant Treasurer or the Secretary or an Assistant Secretary, and the

seal of the Corporation shall be affixed thereto.

                 Section 2.  Transfer of Shares.  Certificates for shares of the capital stock of the Corporation shall be transferable on the stock books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed, acknowledged and filed with the Secretary of the Corporation, and on surrender of the certificate or certificates for such shares.  Every such certificate surrendered to the

Corporation shall be marked "Cancelled", with the date of cancellation.  The person in whose name shares of stock stand upon the books of the Corporation shall be deemed to be the owner thereof for all purposes as regards the

Corporation.  No transfer of shares shall be valid as against the Corporation,

its Stockholders or creditors for any purpose, except to render the transferee liable for the debts of the Corporation to the extent provided by law, until it shall have been entered in the share records of the Corporation.  The Board of

Directors may also make such additional rules and regulations





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as it may deem expedient concerning the issue and transfer of certificates for shares of the capital stock of the Corporation and may make such rules as it may deem expedient concerning the issue of certificates in lieu of certificates alleged to have been lost, destroyed or mutilated.

                 Section 3.  Closing of Transfer Books.  The Board of Directors

may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of Stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or for any other purpose deemed desirable by the Board of Directors;

provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of Stockholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record for the determination of the Stockholders entitled to notice of, and to vote at such meeting, or to receive payment of such dividend,

or to receive such allotment of rights, or to exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the

Corporation after such record date fixed as aforesaid.



                                  ARTICLE IV.

                             STOCKHOLDERS MEETINGS





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                 Section 1.  Annual Meetings.  The annual meeting of the

Stockholders of the Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting,

shall be held on the Thursday preceding the last Thursday in May in each year or, if a legal holiday, on the first day thereafter not a legal holiday,

provided, however, that it may be held on some other day if all Stockholders of record consent thereto in writing.

                 Section 2.  Special Meetings.  A special meeting of the

Stockholders (except in special cases regulated by statute) may be called at any time by the Chairman of the Board, the President or a Vice-President or the

Board of Directors, and shall be so called on the written request of holders of record of at least one-fifth of the number of shares of the Corporation then outstanding and entitled to vote, which written request shall state the objects of such meeting.  If such meeting shall not be called within five days after such request shall have been delivered at the office of the Corporation, the

Stockholders signing such request may appoint a chairman, who may be designated in such request and who may call a meeting by notice given as provided in the following Section.

                 Section 3.  Notice of Meetings.  Except as hereinafter in this

Section provided or as may be otherwise required by law, notice of the time and place of holding each annual and special meeting of the Stockholders shall be in writing and shall be delivered personally or mailed in a postage prepaid envelope, not less than ten days before such meeting, to each person who appears on the books of the Corporation as a Stockholder entitled to vote at such meeting, and, if mailed, it shall





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be directed to such Stockholder at his address as it appears on such books unless he shall have filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.  The notice of every special meeting, besides stating the time and place of such meeting,

shall state briefly the purpose or purposes thereof, and no business other than that specified in such notice or germane thereto shall be transacted at the meeting, except with the unanimous consent in writing of the holders of record of all the shares of the Corporation entitled to vote at such meeting.  Notice of any meeting of Stockholders need not be given to any Stockholder, however,

if waived by him, whether before or after such meeting be held, in writing or by telegraph, cable, radio or wireless, or if he shall attend such meeting in person or by proxy.  Notice of any adjourned meeting need not be given.

                 Section 4.  Place of Meeting.  All meetings of the

Stockholders shall be held either at the principal office of the Corporation in the City of Wilmington, State of Delaware, or at such other place either within or without the State of Delaware as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waivers of notice thereof; provided, however, that no change in the place of holding the annual meeting for the election of Directors shall be made within sixty days next before the day on which the election is to be held.

                 Section 5.  Stockholders Entitled to Vote.  Except where the transfer books of the Corporation shall have been closed or a date shall





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have been fixed as a record date for the determination of its Stockholders entitled to vote, as provided in Section 3 of Article III of these By-Laws, no share of stock shall be voted on at any election for the directors which shall have been transferred on the books of the Corporation within twenty days next preceding such election of Directors.


                 It shall be the duty of the officers who have charge of the stock ledger of the Corporation to prepare and make, at least ten days before every election of Directors, a complete list of the Stockholders entitled to vote at said election, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each

Stockholder.  Such list shall be open to the examination of any Stockholder during ordinary business hours, for a period of at least ten days prior to the election, either at a place within the city, town or village where the election is to be held and which place shall be specified in the notice of the meeting,

or, if not so specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any Stockholder who may be present.

                 Section 6.  Quorum.  At all meetings of the Stockholders of the Corporation, except as otherwise provided by law, the holders of a majority of the outstanding shares of the Corporation, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business.  In the absence of a quorum a majority in interest of the

Stockholders so present or represented and entitled to





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vote may adjourn the meeting from time to time and from place to place until a quorum shall be obtained.  At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called.

                 Section 7.  Organization.  At each meeting of the

Stockholders, the Chairman of the Board, or, in his absence, the President or,

in his absence, a Vice-President shall act as chairman of the meeting and the

Secretary of the Corporation or, in his absence, one of the Assistant

Secretaries of the Corporation shall act as secretary of the meeting.  In case at any meeting none of the officers who has been designated to act as chairman or secretary of the meeting, respectively, shall be present, a chairman or a secretary of the meeting, as the case may be, shall be chosen by a majority in interest of the Stockholders present in person or by proxy and entitled to vote at such meeting.

                 Section 8.  Voting.  At each meeting of the Stockholders each

Stockholder of record entitled to vote thereat shall be entitled to one vote for each share standing in his name on the books of the Corporation.  Persons holding shares in a fiduciary capacity shall be entitled to vote the shares so held and persons whose shares shall be pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the book of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent said stock and vote thereon.  The vote on shares may be given by the Stockholder entitled thereto in person or by proxy duly appointed by an instrument in writing subscribed by such





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Stockholder, or by his attorney thereunto duly authorized, and delivered to the secretary of the meeting; provided, however, that no proxy shall be valid after the expiration of three years from the date of its execution unless the

Stockholder executing it shall have specified therein the length of time it is to continue in force, which shall be for a period therein limited.  At all meetings of the Stockholders, a quorum being present, all matters, except as otherwise provided by law or by the  Certificate of Incorporation of the

Corporation or by these By-Laws, shall be decided by a majority in interest of the Stockholders of the Corporation present in person or by proxy and entitled to vote.

                                   ARTICLE V.

                               BOARD OF DIRECTORS

         Section 1.  General Powers.  The property, affairs and business of the

Corporation shall be managed by the Board of Directors.

*        Section 2.  Number, Term of Office and Qualifications.  The Board of

Directors shall consist of not less than five nor more than nine directors, as the Board shall fix, who need not be stockholders of the Corporation.  Each director shall continue in office until his term shall have expired and until his successor shall have been elected and shall have qualified, or until his death or removal or until he shall have resigned.


-------------------------------

* Section 2, first Paragraph, amended on June 6, 1961 to change number of directors from 6 to 7.

         Further amended on May 13, 1975 to include not less than 5 nor more than 9 directors.





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         The Board of Directors of the Corporation may at any time be increased or decreased by a vote either of a majority of the members of the Board or by vote of the Stockholders having voting power, and by appropriate amendment of the foregoing clause of these By-Laws.  In case of any such increase the vacancies thus created shall be filled as hereinafter provided in Section 7 of this Article V.

                 Section 3. Election of Directors.  Except as otherwise

provided by law or by these By-Laws, at each meeting of the Stockholders for the election of directors at which a quorum shall be present, the persons receiving a plurality of the votes cast shall be directors.

                 Section 4.  Organization.  At each meeting of the Board of

Directors, the Chairman of the Board or, in his absence, the President or, in his absence, a Vice-President or, in the absence of the Chairman of the Board,

the President and Vice-Presidents, a chairman chosen by the majority of the directors present shall preside.  The Secretary of the Corporation shall act as secretary of the Board of Directors.  In case the Secretary shall be absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of the Secretary at such meeting and in case the Secretary and the Assistant Secretaries shall be absent from any meeting of the Board of

Directors, the Chairman may appoint any person to act as secretary of the meeting.

                 Section 5.  Resignations.  Any director of the Corporation may resign at any time by giving written notice to the President or to the

Secretary of the Corporation.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified





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therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 Section 6.  Removal.  Any director may be removed with or

without cause at any time by the affirmative vote of the majority in interest of the Stockholders of record of the Corporation entitled to vote, given at a special meeting of the Stockholders called for the purpose or at any annual meeting of Stockholders; and the vacancy in the Board caused by such removal may be filled by the Stockholders at such meeting.

                 Section 7.  Vacancies.  Any vacancy in the Board of Directors

(whether because of death, resignation, disqualification, an increase in the number of directors, removal or any other cause) may be filled either by the

Board of Directors at any regular or special meeting thereof, by the vote of a majority of the directors in office at the time of such meeting, or by the

Stockholders at the next annual meeting or any special meeting called for the purpose, and the director or directors so elected shall hold office for a term to expire at the next annual election of directors or until his or their successor or successors shall be duly elected and qualified.

                 Section 8.  Place of Meetings.  The Board of Directors may

hold its meetings at such place or places within or without the State of

Delaware as the Board may from time to time by resolution determine.

                 Section 9.  Annual Meetings.  After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers and the transaction of other business at such place and time as shall be fixed by written consent of





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the directors, or upon such notice as is hereinafter in Section 11 of this

Article V provided for special meetings of the Board of Directors.

                 Section 10.  Regular Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board shall by resolution determine.  Notice of regular meetings need not be given.  If any day fixed for a regular meeting shall be a legal holiday, then such meeting which would otherwise be held on that day shall be held at the same hour and place on the next succeeding secular day not a legal holiday.

                 Section 11.  Special Meetings.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or by the President or two of the directors.  Notice of each special meting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone at least two (2) days before the day on which the meeting is to be held.  Every such notice shall state the time and place but need not state the purposes of the meeting.

Notice of any such meeting need not be given to any director, however, if waived by him, whether before or after such meeting be held, in writing or by telegraph, cable, radio or wireless, or if he shall attend such meeting in person, and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all of the directors shall be present thereat.





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                 Section 12.  Quorum and Manner of Acting.  A majority of the directors in office at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors.  In the absence of a quorum, a majority of the directors present may, without notice other than announcement at the meeting, adjourn the meeting from time to time until a quorum be had.

                 Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board, and such written notice is filed with the minutes of proceedings of the Board.

                 Section 13.  Fees.  Each director shall, unless he is a

salaried officer or employee of the Corporation or of any corporation owning a majority of the stock of the Company, or of a corporation controlled by a corporation owning a majority of the stock of the Corporation, be paid such fee, if any, as shall be fixed by the Board of Directors, for each meeting of the Board which he shall attend and in addition his transportation and other expenses actually incurred by him in going to the meeting and returning therefrom.  The same payment shall be made to anyone other than a director officially called to attend any such meeting.



                                  ARTICLE VI.

                              EXECUTIVE COMMITTEE





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                 Section 1.  Number, Term of Office, and Qualifications.  The

Board of Directors shall, by resolution adopted by a majority of the whole

Board, designate annually three or more of their number, one of whom shall be the Chairman of the Board and one the President of the Corporation, to

constitute an Executive Committee.  The Board of Directors may also designate as alternate members of the Executive Committee other directors who, in the event of disaster or emergency resulting from nuclear or other major destruction, shall serve, in such order of succession as the Board may prescribe, in the place of any member or members of the Executive Committee who may, at the time of such destruction, be incapacitated or prevented from reaching the place where the meeting of the Executive Committee is to be held.

When the Board of Directors is not in session, the Executive Committee shall have, and may exercise, all lawfully delegable powers of the Board of

Directors.  Each member and alternate member of the Executive Committee shall continue to be a member or alternate member thereof, respectively, only during the pleasure of a majority of the whole Board.

                 Section 2.  Chairman and Secretary.  The Chairman of the Board

shall be the Chairman of the Executive Committee and the Secretary of the

Company shall act as Secretary thereof.  In the absence from any meeting of the

Executive Committee of its Chairman, the President of the Company, if then present, shall act as Chairman of the meeting and in case the President is not present, the Committee shall appoint a chairman of the meeting.  In the absence from any meeting of the Executive Committee of its Secretary, the Committee

shall appoint a secretary of the meeting.





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                 Section 3.  Regular and Special Meetings - Notice and Rules of

Procedure.  Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be fixed by resolution adopted by a majority of such Committee and communicated to all of its members.  Special meetings of the Committee may be called at the request of any member of such Committee. Two days' notice of each special meeting of the Committee shall be given by mail, telegraph or telephone or be delivered personally to each member of such Committee.  Notice of any such meeting need not be given to any member of the Committee, however, if waived by him in writing or by mail, telegraph or cable, whether before or after such meeting be held, or if he shall be present at the meeting; and any meeting of the Executive Committee shall be a legal meeting without any notice thereof having been given, if all the members of the Committee shall be present thereat.  In the absence of written instructions from a member of the Executive

Committee designating some other address, notice shall be sufficiently given if addressed to him at his usual business address. Subject to the provisions of this Article VI, the Executive Committee, by resolution of a majority of all of its members, shall fix its own rules of procedure and shall keep a record of its proceedings and report them to the Board of Directors at the next regular meeting thereof after such proceedings shall have been taken.  All such proceedings shall be subject to revision or alteration by the Board of

Directors; provided, however, that third parties shall not be prejudiced by such revision or alternation.





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                 Section 4.  Quorum and Manner of Acting.  A majority of the

Executive Committee shall constitute a quorum for the transaction of business,

and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the Executive Committee. Less than a quorum may adjourn a meeting.  The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such.

                 Any action required or permitted to be taken at any meeting of the Executive Committee may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Executive Committee,

and such written notice is filed with the minutes of proceedings of the

Executive Committee.

                 Section 5.  Resignation.  Any member of the Executive

Committee may resign at any time by giving written notice to the President or to the Secretary of the Corporation.  Such resignation shall take effect at the time specified in such notice and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 Section 6.  Vacancies.  Any vacancy in the Executive Committee shall be filled by the vote of a majority of the Board of Directors.

                 Section 7.  Fees.  The members of the Executive Committee

shall be entitled to receive such fees and compensation as the Board of

Directors may determine.

                                  ARTICLE VII.





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                                    OFFICERS

                 Section 1.  Number.  The officers of the Corporation shall be the Chairman of the Board, the President, one or more Vice-Presidents, the

Secretary and the Treasurer, who shall be elected by the Board of Directors,

and such additional Assistant Secretaries, Assistant Treasurers, and special subordinate officers as may from time to time be elected or appointed by the

Board of Directors or appointed by the Chairman of the Board or the President.

Any two or more of the above offices, other than the offices of the President and Secretary, may be held by the same person.

                 In the discretion of the Board of Directors, the office of

Chairman of the Board may, from time to time, be abolished, or re-established.

Should the office of Chairman of the Board be so abolished by the Board of

Directors or should the Board of Directors fail to elect a Chairman of the

Board, the powers and duties herein enumerated for such Chairman of the Board will be deemed to be the powers and duties of the President and shall be exercised by the President to the same extent and in the same manner as such powers and duties might be exercised by the Chairman of the Board had such officer been elected.

                 All of the officers of the Corporation shall hold office for one year and until others are elected or appointed and qualified in their stead, unless in the election or appointment of the officer it shall be specified that he holds his office for a shorter period or subject to the pleasure of the Board of Directors, the Chairman of the Board or the President,

subject to the provisions of Section 7 of the Article VII.





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                 All vacancies in such offices by resignation, death or

otherwise may be filled by the Board of Directors.

                 Section 2.  The Chairman of the Board.  The Chairman of the

Board shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however,

to the control of the Board of Directors and of the Executive Committee.  He

shall see that all orders and resolutions of the Board of Directors and of the

Executive Committee are carried into effect.  He shall make or cause the

President to make a report of the state of the business of the Corporation at each annual meeting of the Stockholders and from time to time he shall report to the Stockholders and to the Board of Directors and to the Executive

Committee all matters within his knowledge which, in his judgment, the interests of the Corporation may require to be brought to their notice.  He shall perform such other duties as may be assigned to him from time to time by the Board of Directors.

                 Section 3.  The President.  The President shall have general and active supervision over the business of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the

Board and to the control of the Board of Directors and of the Executive

Committee.  At the request of the Chairman of the Board, or in case of his absence or inability to act, the President shall perform the duties of the

Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.  In general,

he shall perform all duties incident to the office of President, and such other duties as from time to time may be





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assigned to him by the Board of Directors or by the Executive Committee or by

the Chairman of the Board.

                 Section 4.  Vice-Presidents.  The Vice-Presidents shall

perform such duties as the Board of Directors shall, from time to time,

require.  In the absence or incapacity of the President, the Vice-President designated by the Chairman of the Board, the President or the Board of

Directors shall exercise the powers and duties of the President.

                 Section 5.  The Treasurer.  the Treasurer shall be the

financial officer of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the

Corporation, in such depositories as may be directed by the Board of Directors,

shall disburse the funds of the Corporation as may be ordered by the Board or by the President, taking proper vouchers therefor, and shall render to the

President and directors at all regular meetings of the Board or whenever they may require it and to the annual meetings of the Stockholders an account of all his transactions as Treasurer and of the financial condition of the

Corporation.

         He shall also perform such other duties as the Board of Directors may from time to time require.

                 If required by the Board of Directors, he shall give the

Corporation a bond in a form and in a sum with surety satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in the case of his death,





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resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession belonging to the Corporation.

*                At the request of the Treasurer, or in his absence or

inability to act, the Assistant Treasurer, or, if there be more than one, the

Assistant Treasurer designated by the Treasurer, shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions of the Treasurer.  The Controller and the Assistant

Treasurer(s) shall perform such other duties as may from time to time be assigned to them by the Chairman of the Board, the President, the Treasurer, or

the Board of Directors.

                 Section 6.  The Secretary.  The Secretary shall attend all meetings of the Board of Directors and of the Stockholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.

                 He shall keep in safe custody the seal of the Corporation and,

when authorized by the Board of Directors or the Executive Committee, affix the seal to any instrument requiring the same.

                 He shall see that proper notice is given of all meetings of the Stockholders of the Corporation and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors or by the President.


----------------------------

* Section 5, last Paragraph, amended on May 17, 1989 to recognize the additional office of Controller.





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         At the request of the Secretary, or in his absence or inability to act, the Assistant Secretary or, if there be more than one, the Assistant

Secretary designated by the Secretary, shall perform the duties of the

Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary.  The Assistant Secretaries shall perform such other duties as may from time to time be assigned to them by the

President, the Secretary, or the Board of Directors.

                 Section 7.  Delegation of Powers, Duties, Etc.  In the case of absence or inability to act of any officer of the Corporation, and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom they may select.

                 Section 8.  Removal.  Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at a special meeting of the Board called for that purpose, or by any committee or superior officer upon whom such power of removal may be conferred by the Board of Directors.



                                ARTICLE VIII. *

                         CONTRACTS, CHECKS, NOTES, ETC.

                 All contracts and agreements authorized by the Board of

Directors or the Executive Committee shall, unless otherwise directed by the

Board of Directors or the Executive Committee, or unless otherwise

----------------------

* Article VIII, amended on May 17, 1989 to more clearly provide for the electronic transfer of funds.





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required by law, be signed by any of the following officers:  Chairman of the

Board, President, Vice President, Treasurer, Assistant Treasurer, the Secretary

or Assistant Secretary, singly and without necessity of countersignature.  All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money (including orders for repetitive or non-repetitive electronic funds transfers) shall, unless otherwise directed by the Board of Directors, or unless otherwise required by law, be signed by any two of the following officers:  the Chairman of the Board, the President, any Vice President, the

Treasurer, the Secretary, the Controller, or any Assistant Treasurer or

Assistant Secretary; provided that in every case at least one such officer shall be the Chairman of the Board, the President, a Vice President, the

Treasurer or the Secretary.  The Board of Directors may, however,

notwithstanding the foregoing provision, by resolution adopted at any meeting,

authorize any of said officers to sign checks, drafts and such orders for the payment of money singly and without necessity of countersignature, and may designate officers of the Corporation other than those named above, or different combinations of such officers, who may, in the name of the

Corporation, execute checks, drafts and such orders for the payment of money in its behalf.  Further, the Treasurer is authorized to designate to the

Corporation's banks, in writing, individuals employed by the Corporation and the Columbia Gas System Service Corporation Cash Management Department, who

need not be officers or employees of the Corporation, to give in the name of the Corporation telephonic, telegraphic, or electronic transfer instructions for the payment of money, which may, with respect to routine items, include instructions as





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to the amount to be transferred, to any bank pursuant to previously issued written orders, signed by officers of the Corporation in any manner provided above, which designate the recipients of such amounts and which identify what shall be treated as routine items.



                                  ARTICLE IX.

                                  FISCAL YEAR

                 The fiscal year of the Corporation shall begin on the first day of January of each year.




                                   ARTICLE X.

                                   AMENDMENTS

                 These By-Laws may be altered, amended or repealed or new

By-Laws may be made by the Stockholders, or, at any meeting of the Board of

Directors, by vote of a majority of the whole Board of Directors, provided that the proposed action in respect thereof shall be stated in the notice of such meeting.  By-Laws made, altered or amended by the Board of Directors shall be subject to alteration, amendment or repeal by the Stockholders.








                                 ARTICLE XI. *

--------------------------

*        Amended June 4, 1968 to add Article XI relating to Indemnification.





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
                                INDEMNIFICATION

                 (a)  Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding

(whether civil, criminal, administrative or investigative), by reason of the fact that he was or is a director, officer, employee or agent of the

Corporation or of any other corporation, partnership, joint venture, trust or other enterprise (hereinafter collectively referred to as an "other corporation") which he serves or served as such at the request of the

Corporation, shall, subject to the provisions of subsection (b) hereof and except as prohibited by law, be indemnified by the Corporation against expenses and liabilities actually and reasonably incurred by him in connection with such action, suit or proceeding (whether brought by or in the right of the

Corporation or such other corporation or otherwise); provided that  (i) no indemnification shall be made in respect of any claim, issue or matter in any action, suit or proceeding by or in the right of the Corporation as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation except to the extent that the

Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case,

such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper and  (ii) no person shall be indemnified for liabilities incurred on account of profits realized by him in the purchase or sale of securities of the Corporation or any expenses





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incurred in connection with such liability.  As used in this Article XI the term "expenses" shall include attorneys' fees and disbursements and the term

"liabilities" shall include judgments, fines, penalties and amounts paid in settlement.

                 (b)  Indemnification under the foregoing subsection (a) shall be subject to the following additional provisions:

                            (i)  Except in cases of indemnification to be made

                 on the basis and to the extent that the person to be

                 indemnified has been successful on the merits or otherwise in defense of an action, suit or proceeding, or a claim, issue or matter therein, any indemnification under said subsection (a)

                 shall be made only if a Referee, who shall be independent

                 legal counsel, who may be regular counsel for the Corporation,

                 selected and compensated by the Board of Directors (whether or not acting by a quorum consisting of directors who are not parties to such action, suit or proceeding), shall deliver to the Corporation his written opinion that the person claiming indemnification acted in good faith and in a manner he

                 reasonably believed to be in or not opposed to the best

                 interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any claim, action,

                 suit or proceeding by judgment, order, settlement or

                 conviction or on a plea of nolo contendere or its equivalent,

                 shall not, of itself, create a presumption that a person did not meet the





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

                 foregoing standards of conduct.  When indemnification

                 hereunder requires an opinion of a Referee, the person to be indemnified shall, at the request of the Referee, appear

                 before him and answer questions which the Referee deems

                 relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification.

                 The Corporation shall, at the request of the Referee, make available to him the facts, opinions or other evidence in any way relevant for his finding which are in the possession or control of the Corporation.

                           (ii)  Any indemnification under said subsection (a)

                 of a director, officer, employee or agent of the Corporation

                 (in his status as such) against his liabilities in connection with an action, suit or proceeding by or in the right of the

                 Corporation to procure a judgment in its favor, and any

                 indemnification under said subsection (a) of a director,

                 officer, employee or agent of another corporation (in his

                 status as such) against his expenses and liabilities in

                 connection with any action, suit or proceeding, whether or not he has been successful on the merits or otherwise in defense thereof or of a claim, issue or matter therein, shall (unless ordered by a court) be made by the Corporation only if and to the extent authorized by the Board of Directors of the

                 Corporation, in its discretion, after receipt of a written opinion of a Referee when required in accordance with

                 paragraph (i) above, and acting either (1) by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding or (2) if such a quorum is not obtainable, by a majority vote of a quorum which may include directors who are parties, but shall include all available directors who are not parties, to such action,

                 suit or proceeding.

                 (c)  Expenses incurred in defending a civil or criminal

action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors acting either by a majority vote of a quorum consisting of directors not parties to the action, suit or proceeding, or if such a quorum is not obtainable, by a majority vote of a quorum which may include directors who are parties, but shall include all available directors who are not parities to such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the person to be indemnified to repay such amount unless it shall ultimately be determined that he is entitle to be indemnified by the Corporation.

                 (d)  The rights of indemnification provided in this Article XI shall be in addition to any rights to which any person referred to in subsection (a) of this Article XI may otherwise lawfully be entitled and shall be available whether or not the claim asserted against such person is based on matters which antedate the adoption of this Article XI.

                 (e)  The indemnification provided or authorized by this

Article shall continue as to a person who has ceased to be a director, officer,

or employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.





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